EXHIBIT 32.1
18 U.S.C. SECTION 1350 CERTIFICATIONS OF PRINCIPAL EXECUTIVE AND THE PRINCIPAL FINANCIAL OFFICER

In connection with the filing of this quarterly report on Form 10-Q of Herc Holdings Inc. (the "Company") for the period ended March 31, 2018 with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 9, 2018
		By:	/s/ LAWRENCE H. SILBER
Lawrence H. Silber Chief Executive Officer, President and Director (Principal Executive Officer)

Date:	May 9, 2018
		By:	/s/ W. MARK HUMPHREY
W. Mark Humphrey Vice President, Interim Chief Financial Officer, Controller and Chief Accounting Officer (Principal Financial Officer)